Vocera Announces Third Quarter 2020 Financial Results

SAN JOSE, Calif. - October 29, 2020 - Vocera Communications, Inc. (NYSE: VCRA), a recognized leader in clinical communication and workflow solutions, today reported total revenue of $53.8 million for the third quarter of 2020, compared to revenue of $50.8 million in the third quarter of 2019.

“Q3 was an outstanding quarter for us, driven by tremendous success with Veterans Administration hospitals and large customer expansions,” said Brent Lang, Chairman and CEO. “Despite another quarter of dealing with the COVID-19 pandemic, our teams remain focused on serving customers and supporting one another, and our connection to our mission has never been stronger.”

Third quarter of 2020 financial highlights include:

•Total revenue of $53.8 million, compared to $50.8 million last year
•GAAP net income per share of $0.13; non-GAAP diluted income per share of $0.31
•GAAP net income of $4.2 million; Adjusted EBITDA of $13.5 million
•Deferred revenue and backlog combined of $151.1 million as of September 30, 2020, an increase of 23% over last year
•Successful acquisition and integration of EASE Applications, which offers a cloud-based communication platform to enhance the patient experience

Third Quarter 2020 Results
Total revenue for the third quarter of 2020 was $53.8 million, an increase of 6% compared to last year.

(in thousands)	Three months ended September 30,
	2020	2019	% change
Product revenue
Device	$17,027	$19,002	(10.4)%
Software	11,483	9,509	20.8
Total product	$28,510	$28,511	—%

Service revenue
Subscription and support	$20,387	$17,538	16.2%
Professional services and training	4,918	4,732	3.9
Total service	25,305	22,270	13.6%
Total revenue	$53,815	$50,781	6.0%

GAAP gross margin for the third quarter of 2020 was 67.5%, compared to 62.8% in the third quarter of 2019.

	Three months ended September 30,
	2020	2019
Gross margin
Product	75.0%	71.2%
Service	59.1	52.0
Total gross margin	67.5%	62.8%

Non-GAAP gross margin
Product	75.9%	73.9%
Service	62.7	56.4
Total non-GAAP gross margin	69.7%	66.2%

GAAP net income for the third quarter of 2020 was $4.2 million, or $0.13 per share, compared to GAAP net income of $0.3 million, or $0.01 per share in the third quarter of 2019.

	Three months ended September 30,
(in thousands except per share amounts)	2020	2019
Net income	$4,161	$298
Net income per share	$0.13	$0.01
Non-GAAP net income	$10,176	$7,454
Non-GAAP diluted net income per share	$0.31	$0.23
Adjusted EBITDA	$13,498	$9,545

Deferred revenue at September 30, 2020 was $57.4 million compared to $61.5 million at December 31, 2019. Including the impact for the acquisition of EASE, cash, cash equivalents and short-term investments were $211.2 million at September 30, 2020 compared to $229.9 million at December 31, 2019.

Conference Call Information
Vocera Communications will host a conference call at 5 p.m. ET (2 p.m. PT) today, October 29, 2020, to discuss the Company’s results.

A free, live webcast of the conference call will be available on the Investors section of the company’s website at investors.vocera.com.

The call also can be accessed by dialing 833-968-2210, or 647-689-4192 for international callers, and using the access code 5064238.

A replay of the call will be archived after the event at investors.vocera.com.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws. These forward-looking statements are based on limited information currently available to us and our management`s expectations, which are inherently subject to change and involve a number of risks and uncertainties.

Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to, potential impacts of the COVID-19 pandemic on our operations, changes in regulations in the U.S. and other countries; the effects on government and commercial hospital customers of the federal budget and budgetary uncertainty; changes in healthcare insurance coverage and consumers’ utilization of healthcare and hospital services; our ability to achieve and maintain profitability; the demand for our various solutions in the healthcare and other markets; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions; our ability to achieve anticipated strategic or financial benefits from our acquisitions; our ability to acquire the sole and limited source hardware and software components of our solutions; our ability to obtain the required capacity and product quality from our contract manufacturers; our ability to develop and introduce new solutions and features to existing solutions and to manage our growth; the impact of tax law reform on us or our customers; and the other factors described in our most recently filed Quarterly Report on Form 10-Q, as well as our other filings with the Securities and Exchange Commission (SEC). Our filings with the SEC are available on the Investors section of the Company’s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in our filings with the SEC. Our operating results for any historical period, including the third quarter of 2020, are not necessarily indicative of our operating results for any future periods. This press release speaks only as of its date. We assume no obligation to update the information in this press release, to revise any forward-looking statements, or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates the Company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to our GAAP results, we also consider non-GAAP gross margin, non-GAAP gross margin for products and for services, non-GAAP net income/(loss), non-GAAP diluted income/(loss) per share, non-GAAP operating expenses, non-GAAP other expense, net and non-GAAP benefit from (provision for) income taxes. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income/(loss). These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing our performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.
Our non-GAAP gross margins, non-GAAP net income/(loss), non-GAAP diluted income/(loss) per share, non-GAAP operating expenses, non-GAAP other expense, net, non-GAAP benefit from (provision for) income taxes, and Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units as non-GAAP adjustments in each period.
b) Amortization of acquired intangibles. We acquired certain companies in 2014 and 2016, and booked intangible assets related to these acquisitions. The amortization of these acquired intangible assets is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.
c) Acquisition related expenses. In addition to the amortization of acquired intangibles mentioned above, we also adjust for certain acquisition-related expenses that we may incur including (i) professional service fees, (ii) transition costs and (iii) non-cash tax adjustments. Professional service fees include third party costs related to the acquisition, such as due diligence costs, accounting fees, legal fees, valuation services and commissions, if any. Transition costs include retention payments and other transitional employee costs treated as compensation expense as well as the change in the fair value of contingent consideration payments payable to the selling shareholders. Non-cash tax adjustments includes the benefit received from releasing deferred tax assets reserves that were available to offset tax liabilities acquired through acquisition. We consider such costs and adjustments as highly variable in amount and frequency, being significantly impacted by the timing and size of any acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management can better focus on the organic continuing operations of our baseline and acquired businesses.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing are largely outside of Vocera’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock award grants.
We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:
a) Such non-GAAP financial measures provide an additional analytical tool for understanding our financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;
b) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to us, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and
c) These non-GAAP financial measures are employed by our management in their own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
a) While share-based compensation constitutes one of our ongoing and recurring expenses, it is not an expense that requires cash settlement by us. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.
b) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of our common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:
•Our stock options, restricted stock units, and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future; and
•Other companies may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative measure.
Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between our non-GAAP and GAAP financial results is set forth in the financial tables referred to above, and linked to, this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results for the respective periods.
About Vocera:
The mission of Vocera Communications, Inc. is to simplify and improve the lives of healthcare professionals, patients, and families while enabling hospitals to enhance quality of care and operational efficiency and humanize the healthcare experience. In 2000, when the company was founded, we began to forever change the way care teams communicate. Today, Vocera offers the leading platform for improving clinical communication and workflow. More than 2,100 facilities worldwide, including nearly 1,700 hospitals and healthcare facilities, have selected our solutions. Care team members use our solutions to communicate and collaborate with co-workers by securely texting or calling, and to be notified of important alerts and alarms. They can choose the right device for their role or task, including smartphones or our hands-free, wearable Vocera Smartbadge and Vocera Badge. They can create a richer, more human connection for patients and their loved ones before, during, and after care using Vocera Ease applications. Interoperability between the Vocera Platform and more than 150 clinical and operational systems helps reduce alarm fatigue; speed up staff response times; and improve patient care, safety, and experience. In addition to healthcare, Vocera solutions are found in luxury hotels, aged care facilities, retail stores, schools, power facilities, libraries, and more. Vocera solutions make mobile workers safer and more effective by enabling them to connect instantly with other people and access resources or information quickly. Vocera has made the list of Forbes 100 Most Trustworthy Companies in America. Learn more at www.vocera.com, and follow @VoceraComm and @VoceraEase on Twitter.

Vocera® and the Vocera logo are trademarks of Vocera Communications, Inc. registered in the United States and other jurisdictions. All other trademarks appearing in this release are the property of their respective owners.

Contacts:

Investors:
Sue Dooley
Vocera Communications, Inc.
408.882.5971
investorrelations@vocera.com

Media:
Shanna Hearon
Vocera Communications, Inc.
669.999.3368
shearon@vocera.com

Vocera Communications, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenue
Product	$28,510	$28,511	$70,311	$65,646
Service	25,305	22,270	71,524	65,203
Total revenue	53,815	50,781	141,835	130,849
Cost of revenue
Product	7,139	8,204	21,213	20,450
Service	10,346	10,689	30,563	31,810
Total cost of revenue	17,485	18,893	51,776	52,260
Gross profit	36,330	31,888	90,059	78,589
Operating expenses
Research and development	9,559	8,363	27,940	25,452
Sales and marketing	15,291	15,506	48,252	47,003
General and administrative	7,464	6,420	20,778	19,535
Total operating expenses	32,314	30,289	96,970	91,990
Income (Loss) from operations	4,016	1,599	(6,911)	(13,401)
Interest income	645	1,299	2,678	3,910
Interest expense	(2,368)	(2,233)	(6,950)	(6,524)
Other income (expense), net	264	(145)	(117)	(173)
Income (loss) before income taxes	2,557	520	(11,300)	(16,188)
Benefit from (provision for) income taxes	1,604	(222)	1,523	(106)
Net income (loss)	$4,161	$298	$(9,777)	$(16,294)

Income (loss) per share
Basic	$0.13	$0.01	$(0.30)	$(0.52)
Diluted	$0.13	$0.01	$(0.30)	$(0.52)
Weighted average shares used to compute net income (loss) per share
Basic	32,394	31,459	32,096	31,170
Diluted	33,019	31,944	32,096	31,170

Vocera Communications, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$31,242	$25,704
Short-term investments	179,995	204,164
Accounts receivable, net of allowance	39,210	42,547
Other receivables	6,263	6,312
Inventories	10,451	4,576
Prepaid expenses and other current assets	6,141	5,149
Total current assets	273,302	288,452
Property and equipment, net	8,070	8,661
Intangible assets, net	13,546	5,461
Goodwill	69,168	49,246
Deferred commissions	11,325	10,477
Other long-term assets	6,834	8,158
Total assets	$382,245	$370,455
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$4,832	$6,036
Accrued payroll and other current liabilities	17,212	14,757
Deferred revenue, current	47,884	50,033
Total current liabilities	69,928	70,826
Deferred revenue, long-term	9,524	11,442
Convertible senior notes, net	122,511	117,178
Other long-term liabilities	8,580	7,184
Total liabilities	210,543	206,630
Stockholders' equity	171,702	163,825
Total liabilities and stockholders’ equity	$382,245	$370,455

Vocera Communications, Inc.
Three months ended September 30, 2020

		Stock		Acquisition
(In thousands)	GAAP	compensation	Intangible	related	Total	Non-GAAP
	2020	expense (a)	amortization (b)	expense (c)	adjustments	2020
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$28,510	$—	$—	$—	$—	$28,510
Service	25,305	—	—	—	—	25,305
Total revenue	53,815	—	—	—	—	53,815
Cost of revenue
Product	7,139	147	114	—	261	6,878
Service	10,346	895	—	—	895	9,451
Total cost of revenue	17,485	1,042	114	—	1,156	16,329
Gross profit	$36,330	$1,042	$114	$—	$1,156	$37,486

		Stock		Acquisition
(In thousands)	GAAP	compensation	Intangible	related	Total	Non-GAAP
	2020	expense (a)	amortization (b)	expense (c)	adjustments	2020
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$9,559	$1,046	$—	$222	$1,268	$8,291
Sales and marketing	15,291	2,037	375	148	2,560	12,731
General and administrative	7,464	2,554	40	485	3,079	4,385
Total operating expenses	$32,314	$5,637	$415	$855	$6,907	$25,407

(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)This adjustment reflects the accounting impact of acquisitions in 2016 in non-cash expense.
(c)This adjustment reflects the costs associated with the acquisition in 2020.

Three months ended September 30, 2019
		Stock	Intangible
(In thousands)	GAAP	compensation	amortization	Total	Non-GAAP
	2019	expense (a)	(b)	adjustments	2019
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$28,511	$—	$—	$—	$28,511
Service	22,270	—	—	—	22,270
Total revenue	50,781	—	—	—	50,781
Cost of revenue
Product	8,204	193	579	772	7,432
Service	10,689	982	—	982	9,707
Total cost of revenue	18,893	1,175	579	1,754	17,139
Gross profit	$31,888	$1,175	$579	$1,754	$33,642

		Stock	Intangible
(In thousands)	GAAP	compensation	amortization	Total	Non-GAAP
	2019	expense (a)	(b)	adjustments	2019
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$8,363	$1,022	$—	$1,022	$7,341
Sales and marketing	15,506	1,808	368	2,176	13,330
General and administrative	6,420	2,164	40	2,204	4,216
Total operating expenses	$30,289	$4,994	$408	$5,402	$24,887

(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)This adjustment reflects the accounting impact of acquisitions in 2014 and 2016 in non-cash expense.

Vocera Communications, Inc.
Nine months ended September 30, 2020
		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2020	expense (a)	(b)	expense (c)	adjustments	2020
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$70,311	$—	$—	$—	$—	$70,311
Service	71,524	—	—	—	—	71,524
Total revenue	141,835	—	—	—	—	141,835
Cost of revenue
Product	21,213	510	125	—	635	20,578
Service	30,563	2,619	—	—	2,619	27,944
Total cost of revenue	51,776	3,129	125	—	3,254	48,522
Gross profit	$90,059	$3,129	$125	$—	$3,254	$93,313

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2020	expense (a)	(b)	expense (c)	adjustments	2020
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$27,940	$3,035	$—	$222	$3,257	$24,683
Sales and marketing	48,252	5,858	912	148	6,918	41,334
General and administrative	20,778	6,864	118	485	7,467	13,311
Total operating expenses	$96,970	$15,757	$1,030	$855	$17,642	$79,328

(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)This adjustment reflects the accounting impact of acquisitions in 2014 and 2016 in non-cash expense.
(c)This adjustment reflects the costs associated with the acquisition in 2020.

Nine months ended September 30, 2019
		Stock	Intangible
(In thousands)	GAAP	compensation	amortization	Total	Non-GAAP
	2019	expense (a)	(b)	adjustments	2019
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$65,646	$—	$—	$—	$65,646
Service	65,203	—	—	—	65,203
Total revenue	130,849	—	—	—	130,849
Cost of revenue
Product	20,450	502	1,762	2,264	18,186
Service	31,810	2,829	—	2,829	28,981
Total cost of revenue	52,260	3,331	1,762	5,093	47,167
Gross profit	$78,589	$3,331	$1,762	$5,093	$83,682

		Stock	Intangible
(In thousands)	GAAP	compensation	amortization	Total	Non-GAAP
	2019	expense (a)	(b)	adjustments	2019
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$25,452	$2,878	$—	$2,878	$22,574
Sales and marketing	47,003	5,286	1,105	6,391	40,612
General and administrative	19,535	6,327	118	6,445	13,090
Total operating expenses	$91,990	$14,491	$1,223	$15,714	$76,276

(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)This adjustment reflects the accounting impact of acquisitions in 2014 and 2016 in non-cash expense.

Vocera Communications, Inc.
Non-GAAP Net income and net income per share and Adjusted EBITDA
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
GAAP net income (loss)	$4,161	$298	$(9,777)	$(16,294)
Add back:
Stock compensation expense	6,679	6,169	18,886	17,822
Acquisition related expenses	855	—	855	—
Other expense, net (a)	8	—	8	—
Benefit for income taxes (b)	(2,056)	—	(2,056)	—
Interest income	(638)	(1,288)	(2,655)	(3,874)
Interest expense	2,368	2,233	6,950	6,524
Depreciation and amortization expense	1,669	1,911	4,470	5,708
Provision for income taxes	452	222	533	106
Non-GAAP adjusted EBITDA	$13,498	$9,545	$17,214	$9,992

GAAP net income (loss)	$4,161	$298	$(9,777)	$(16,294)
Add back:
Stock compensation expense	6,679	6,169	18,886	17,822
Intangible amortization	529	987	1,155	2,985
Acquisition related expenses	855	—	855	—
Other expense,net (a)	8	—	8	—
Benefit for income taxes (b)	(2,056)	—	(2,056)	—
Non-GAAP net income	$10,176	$7,454	$9,071	$4,513
Non-GAAP net income per share
Basic	$0.31	$0.24	$0.28	$0.14
Diluted	$0.31	$0.23	$0.28	$0.14
Weighted average shares used to compute non-GAAP net income per share
Basic	32,394	31,459	32,096	31,170
Diluted	33,019	31,944	32,367	32,031

(a)This adjustment reflects the accounting impact of non-cash expense resulting from the 2020 acquisition.
(b)This adjustment reflects the a non-cash tax benefit from the 2020 acquisition.